UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to ss.240.14a-12

                              PHARMION CORPORATION
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                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.


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[]   Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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The following was sent to all United States employees of Pharmion Corporation on
January 4, 2008 in connection with the proposed acquisition of Pharmion Corporation by Celgene Corporation.

                        CELGENE/PHARMION PROPOSED MERGER

                         U.S. PHARMION/CELGENE RETENTION
                           PLAN AND SEVERANCE PROGRAM
                                    SUMMARIES
                                  January 2008

               PRIOR TO CONSUMMATION OF THE MERGER (THE "CLOSING")
               ---------------------------------------------------

I.   THE RETENTION PLAN

     The following is a summary of certain benefits to be provided to eligible Pharmion employees under the Retention Plan (the "Plan") adopted by Pharmion Corporation ("Pharmion") with the consent of Celgene Corporation ("Celgene") in connection with the proposed acquisition of Pharmion by Celgene (the acquisition is referred to as the "Merger"). This summary is provided for your convenience only and is qualified by the exact language in the Plan, a copy of which can be accessed on the Stock & Equity C&C, or by contacting Pam Herriott or Pat Pheffer in Pharmion's Human Resources Department.

     U.S. INCENTIVE BONUS PROGRAM FOR 2007 PERFORMANCE
     -------------------------------------------------

(Applies to all eligible employees who have a start date on or before December 31, 2007)

     Subject to the approval of Pharmion's Board of Directors, Pharmion will award annual bonuses in respect of 2007 achievements toward 2007 individual and corporate goals to all Pharmion employees currently eligible for incentive bonuses under Pharmion's incentive bonus compensation program. The 2007 individual goals were established by each employee's manager and the 2007 corporate goals were established with and approved by Pharmion's Board of Directors. The incentive bonuses may be paid in amounts up to 200% of each individual's annual bonus target (a set percentage of the employee's base salary at December 31st of the prior year, determined by position level, under the incentive bonus compensation program), with the actual amounts to be determined by Pharmion's Board of Directors. In the case of employees who began employment in 2007, incentive bonuses will be pro-rated for the partial year of employment. Each eligible employee's incentive bonus is determined based on an evaluation of both individual performance and corporate performance in proportions previously established for each employee. An employee must be employed with Pharmion at the time the bonus is paid in order to be eligible to receive a 2007 incentive bonus. The 2007 incentive bonuses will be paid in March 2008.

     ADDITIONAL SALES INCENTIVE PROGRAM - FIRST AND SECOND QUARTERS 2008
     -------------------------------------------------------------------

     Subject to the achievement of applicable Pharmion quarterly sales targets, U.S. field-based sales employees will be paid their quarterly bonuses as outlined in the Pharmion Sales Incentive Compensation Plan. An additional Challenge Bonus for each of the 1st and 2nd quarters of 2008, predicated upon specific target goal achievement, as previously communicated by Pharmion's Sales


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


leadership, may be paid to U.S. field-based sales employees, subject to continued employment with Pharmion (or its successor) through the end of the calendar quarter to which such bonus corresponds.

     RETENTION "STAY" BONUS
     ----------------------

     All eligible Pharmion employees (those full and part-time employees who were employed by or who accepted an offer of employment on or before the announcement of the Merger, November 18, 2007) who remain employed by Pharmion through the Closing will be entitled to receive a retention bonus payable as soon as practicable, but not later than thirty (30) days, following the Closing in an amount determined in accordance with the table below. In the event an otherwise eligible employee resigns or is terminated by Pharmion for any reason prior to the Closing, such employee will forfeit the right to receive any retention bonus.

------------------------------------------------------- -----------------------------------------------------
             Applicable Measurement Date                             Amount of Retention Bonus
------------------------------------------------------- -----------------------------------------------------
          If the Closing occurs on or before             25% of the eligible employee's annual base salary
                                                                           as of 12/01/07
                     June 1, 2008
------------------------------------------------------- -----------------------------------------------------
       If the Closing occurs after June 1, 2008          50% of the eligible employee's annual base salary
                                                                           as of 12/01/07
------------------------------------------------------- -----------------------------------------------------

     RESTRICTED STOCK UNIT VESTING

     Subject to your continued service with Pharmion through the Closing, immediately prior to the Closing, any unvested restricted stock unit awards
(RSUs) will become fully vested, and if applicable, settle, in net shares subject to all applicable income and employment tax withholding. For a more detailed explanation of the treatment of outstanding RSUs, please refer to the document entitled "To Holders of Options to Purchase Shares of Common Stock and Restricted Stock Unit Awards under the Pharmion Corporation 2000 Stock Incentive Plan" sent to such Holders on January 4, 2008 via email from Steve Dupont, Pharmion's General Counsel.


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


                             FOLLOWING THE CLOSING
                             ---------------------

II.  THE CELGENE/PHARMION EMPLOYEE SEVERANCE PROGRAM

     Celgene has agreed to provide severance benefits under a severance program for Pharmion employees who will not continue to be employed by Celgene or one of its subsidiaries, or whose employment with Celgene may be terminated, following the Closing, subject to the terms and conditions stated herein. Pharmion executive officers with an employment agreement with Pharmion are not eligible for payments or benefits under the Celgene severance program.

     In general, under the terms of the severance program, in the event of a termination of a former Pharmion employee's service by Celgene without "Cause" or by such employee as a result of Celgene's failure to provide such employee with "Comparable Employment" during the period commencing on the Closing and ending on the 12-month anniversary thereof, such employee will be entitled to the payments and benefits described in Items 1 through 4 below.

     For purposes of the severance program, the term "Cause" is defined in the Pharmion 2000 Stock Incentive Plan [located on the Pharmion Stock & Equity C&C, 2(d)].

     For purposes of the severance plan, the term "Comparable Employment" is defined as a former Pharmion employee's position, or an offer of a position, with Celgene (or its successor) or its subsidiaries on and following the Closing
(i) which does not result in a material reduction in scope, or material change in content, of such employee's duties and responsibilities with Pharmion, (ii) which provides such employee with compensation and employee benefits (other than equity compensation) that are comparable in the aggregate to the greater of those provided by Celgene to similarly situated employees of Celgene and those provided by Pharmion to such employee immediately prior to the Closing, and
(iii) which does not require such employee to relocate such employee's principal business location beyond 50 miles from such employee's principal business location immediately prior to the Closing. The right to receive payments and benefits under the severance plan will be conditioned on the terminated employee executing a general release of claims in favor of Celgene and its affiliates.


1.   Cash Payment of a Severance Award.
     ---------------------------------

------------------------------------------------------- -----------------------------------------------------
Employee's Position Title with Pharmion                 Amount of Severance Award

                                                        (subject to all applicable income and employment
                                                        withholding taxes)
------------------------------------------------------- -----------------------------------------------------
                                                        o    Six months of base salary.
                                                        o    Two weeks of base salary for each completed year
Director Level                                               of service.*
                                                        o    For employees eligible under Pharmion's employee
                                                             incentive bonus program, a pro-rated incentive
                                                             bonus for the year of termination. The amount of
                                                             such incentive bonus will be pro-rated for the
                                                             portion of the year that has elapsed prior to the
                                                             date of termination and will be contingent upon
                                                             substantial achievement of performance goals up
                                                             to the date of


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                                                             termination.
                                                        o    Should achievement of applicable Pharmion/Celgene
                                                             sales targets warrant a quarterly bonus outlined
                                                             in the Pharmion Sales Incentive Compensation Plan
                                                             or the quarterly bonus for an established
                                                             Challenge Bonus, eligible field-based sales
                                                             employees will be eligible for the full quarterly
                                                             sales-based bonuses paid through the end of the
                                                             quarter of termination.
                                                        o    Payment of vacation that has accrued but not been
                                                             used through the date of termination.
------------------------------------------------------- -----------------------------------------------------
                                                        o    Three months of base salary.
                                                        o    Two weeks of base salary for each completed year
Below Director Level                                         of service.*
                                                        o    For employees eligible under Pharmion's employee
                                                             incentive bonus program, a pro-rated incentive
                                                             bonus for the year of termination. The amount of
                                                             such incentive bonus will be pro-rated for the
                                                             portion of the year that has elapsed prior to the
                                                             date of termination and will be contingent upon
                                                             substantial achievement of performance goals up
                                                             to the date of termination.
                                                        o    Should achievement of applicable Pharmion/Celgene
                                                             sales targets warrant a quarterly bonus outlined
                                                             in the Pharmion Sales Incentive Compensation Plan
                                                             or the quarterly bonus for an established
                                                             Challenge Bonus, eligible field-based sales
                                                             employees will be eligible for the full quarterly
                                                             sales-based bonuses paid through the end of the
                                                             quarter of termination
                                                        o    Payment of vacation that has accrued but not been
                                                             used through the date of termination.
------------------------------------------------------- -----------------------------------------------------

* "Completed years of service" will be determined by counting the number of service anniversaries achieved since the employee's original date of hire with Pharmion and including the anniversary which would have been achieved in the calendar year of termination if employment had continued.

2.   Health Plan Coverage
     --------------------

     In addition, employees eligible for a severance award as described in Item 1 above will be eligible for continued health plan coverage through COBRA for themselves and their qualified beneficiaries at "active employee rates" for the period utilized to calculate the base salary severance award and based on the health plan coverage applicable to such employee and their qualified beneficiaries immediately prior to termination. "Active employee rates" means the same rates charged to active employees.

     At the end of the period utilized to calculate the base salary severance award, each former employee will be eligible to continue COBRA health plan coverage, at the former employee's election and upon such former employee's payment of the full premium under COBRA.


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


3.   Employee Stock Options
     ----------------------

     Employees whose employment with Pharmion is terminated following the Merger as described above may be entitled to full vesting of such employee's unvested Pharmion stock options (as converted at Closing to Celgene stock options) and such employees will have the period of time to exercise such options to purchase Celgene common stock as stated in their original stock option agreements. Please refer to the document entitled "To Holders of Options to Purchase Shares of Common Stock and Restricted Stock Unit Awards under the Pharmion Corporation 2000 Stock Incentive Plan" sent to such Holders on January 4, 2008 via email from Steve Dupont, Pharmion's General Counsel.


4.   Outplacement
     ------------

     Employees eligible for a severance award as described under Item 1 above will be eligible to participate in an employment outplacement program. The details of the program are being defined and will be presented to employees at the time of termination of employment under the severance program.


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


III. EMPLOYEES WHO RECEIVE AND ACCEPT OFFERS TO JOIN CELGENE

NEW-HIRE STOCK OPTION GRANT
---------------------------

     All former Pharmion employees who are offered/and accept U.S. positions of employment with Celgene will receive a new-hire stock option grant commensurate with their position in the U.S.

QUARTERLY STOCK OPTION GRANT
----------------------------

     All former Pharmion employees who commence employment with Celgene after the Closing will be eligible for quarterly stock option grants in July and October 2008.

CURRENT PHARMION OPTIONS
------------------------

     All Pharmion options will continue on the same vesting schedule but will be converted with an agreed-upon ratio to Celgene stock options. Please refer to the document entitled "To Holders of Options to Purchase Shares of Common Stock and Restricted Stock Unit Awards under the Pharmion Corporation 2000 Stock Incentive Plan" sent to you on January 4, 2008 via email from Steve Dupont, Pharmion's General Counsel.

COMPENSATION
------------

     All former Pharmion employees who are offered and accept positions with Celgene will remain at their level of base compensation on the date just prior to the Closing or higher as we align employees within the Celgene compensation structure.

BONUS LEVELS
------------

     All former Pharmion employees are eligible for Celgene's bonus plans, commensurate with your position within the Celgene salary structure and on the applicable provisions of the bonus plan.




Additional Information about the Transaction and Where to Find It

These summaries shall not constitute an offer of any securities for sale. The Merger will be submitted to Pharmion's stockholders for their consideration. In connection with the Merger, Celgene and Pharmion intend to file relevant materials with the SEC, including the registration statement, the proxy statement/prospectus and other relevant documents concerning the merger. Investors and stockholders of Celgene and Pharmion are urged to read the registration statement, proxy statement/prospectus and other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to the documents because they will contain important information about Celgene, Pharmion and the Merger. Stockholders of Celgene and Pharmion can obtain more information about the proposed transaction by


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


reviewing the Form 8-K to be filed by Celgene and Pharmion in connection with the announcement of the entry into the merger agreement, and any other relevant documents filed with the SEC when they become available. The proxy statement/prospectus, the registration statement and any other relevant materials (when they become available), and any other documents filed by Celgene and Pharmion with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by directing a written request to: Celgene Corporation, 86 Morris Ave., Summit, New Jersey 07901, Attention: Investor Relations, or Pharmion Corporation, 2525 28th Street, Suite 200, Boulder, Colorado 80301, Attention: Investor Relations. Investors and stockholders are urged to read the proxy statement/prospectus, the registration statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Participants in Solicitations

Pharmion and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from stockholders of Pharmion in connection with the Merger. Information regarding Pharmion's directors and executive officers is available in Pharmion's proxy statement on Schedule 14 A for its 2007 annual meeting of stockholders, which was filed with the SEC on April 30, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.


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